Calculation of Filing Fee Tables
F-10
Triple Flag Precious Metals Corp.
Table 1: Newly Registered Securities	☑Not Applicable
	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Unallocated (Universal) Shelf			$ 2,000,000,000.00	F-10	333-279789	05/29/2024
2	Equity	Secondary Offering of Common Shares	133,248,215		F-10	333-279789	05/29/2024
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form F-10 (File No. 333-279789), which became effective on May 29, 2024 (the "Prior Registration Statement"), relating to such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants and units of the Registrant (the "Shelf Securities") with the maximum aggregate public offering price not to exceed US$2,000,000,000 and the resale from time to time by selling securityholders named in any applicable prospectus supplement of up to 133,815,727 common shares of the Registrant in secondary offerings. As of the date hereof, an aggregate of $2,000,000,000 of the Shelf Securities and 133,248,215 common shares remain unsold under the Prior Registration Statement and may be offered and sold using the combined prospectus included in this Registration Statement. No separate registration fee is payable with respect to such $2,000,000,000 of Shelf Securities and 133,248,215 common shares because such securities were previously registered on the Prior Registration Statement.

[2]	See Prospectus Note 1.